                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 24, 2005
                                                         ----------------

                               Jarden Corporation
                               ------------------
             (Exact name of registrant as specified in its charter)

        Delaware                         0-21052                 35-1828377
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
           of incorporation)                                 Identification No.)

555 Theodore Fremd Avenue, Rye, New York                                10580
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(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code (914) 967-9400
                                                           --------------

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 1         REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01         Entry into a Material Definitive Agreement
                  ------------------------------------------

NEW CREDIT AGREEMENT

         On January 24, 2005, the Company refinanced its existing senior indebtedness by entering into a new senior secured credit facility pursuant to the Credit Agreement, dated as of January 24, 2005 (the "Credit Agreement"), among the Company, the lenders and letters of credit issuers party thereto,
Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent, Citicorp
USA, Inc., as syndication agent, and Bank of America, N.A., National City Bank of Indiana and SunTrust Bank, as co-documentation agents.

         The Credit Agreement establishes a commitment to the Company to provide up to $1,050,000,000 in the aggregate of loans and other financial accommodations consisting of a senior secured term loan facility in an aggregate principal amount of $850,000,000 (the "Term Facility") and a senior secured revolving credit facility in an aggregate principal amount of up to $200,000,000
(the "Revolving Facility" and, together with the Term Facility, the "Senior
Secured Facilities"). The Revolving Facility includes a sublimit of up to an aggregate amount of $150,000,000 in letters of credit and a sublimit of up to an aggregate of $35,000,000 in swing line loans. The Company may also make borrowings in foreign denominations under the Revolving Facility.

         On January 24, 2005, the full amount of the Term Facility was drawn in a single drawing and applied, among other things, to consummate the acquisition
(the "AHI Acquisition") of American Household, Inc. ("AHI"), repay the Company's existing indebtedness under its existing senior credit facility, repay certain existing secured indebtedness of AHI, and pay transaction-related costs and expenses (the "Debt Financing"). See "Acquisition of American Household, Inc."
in Item 2.01 of this Current Report.

         Payments of principal under the Term Facility are payable quarterly in accordance with a specified amortization schedule. The final payment of all amounts outstanding under the Term Facility is due on January 24, 2012;
provided, however, that in the event requisite shareholder approval is not obtained with respect to the conversion of the Series C Preferred Stock (as defined below) of the Company to be issued in connection with the Equity
Investment Financing (as defined below), then the Term Facility will mature on the date that is six and one-half years after the date on which the AHI
Acquisition was consummated.

         Loans under the Revolving Facility were and will be made available on and after January 24, 2005 and until January 24, 2010.

         Loans under the Senior Secured Facilities will bear interest, at the option of the Borrower, at one of the following rates:

               o    the Applicable plus the Base Rate, each as defined in the
                    Credit Agreement, payable quarterly in arrears; or

               o    the Applicable Margin plus the current LIBOR rate as quoted by CIBC, adjusted for reserve requirements, if any, and
                    subject to customary change of circumstance provisions for interest periods of one, two, three or six months (or, if
                    available to all lenders, nine or twelve months), payable at the end of the relevant interest period, but in any event at least quarterly.

         The Credit Agreement contains certain restrictions on the conduct of the Company's and its subsidiaries' businesses, including, among other things, restrictions, generally, on:

         o    creating or suffering liens on the Company's and its subsidiaries'
              assets with permitted exceptions;

         o    making investments with permitted exceptions;

         o    incurring debt with permitted exceptions;

         o    exceeding certain agreed capital expenditures;

         o    paying dividends;

         o    redeeming or prepaying more than a certain amount of subordinated debt;

         o    transactions with affiliates; and

         o    certain lease and sale-leaseback transactions.

       The Credit Agreement also requires the Company to maintain the following financial covenants:

         o    the Company's total leverage ratio as of the end of any
              four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:

              ------------------------------------------------------------------
              Four-Quarter Period Ending:          Maximum Total Leverage Ratio
              ------------------------------------------------------------------
              March 31, 2005
              June 30, 2005                                4.00 to 1.00
              September 30, 2005
              December 31, 2005
              ------------------------------------------------------------------

              ------------------------------------------------------------------
              Four-Quarter Period Ending:          Maximum Total Leverage Ratio
              ------------------------------------------------------------------

              March 31, 2006                               3.75 to 1.00
              June 30, 2006
              ------------------------------------------------------------------

              September 30, 2006                           3.50 to 1.00
              December 31, 2006
              ------------------------------------------------------------------

              March 31, 2007
              June 30, 2007                                3.25 to 1.00
              September 30, 2007
              December 31, 2007
              ------------------------------------------------------------------

              March 31, 2008 and each four-quarter         3.00 to 1.00
              period ending thereafter
              ------------------------------------------------------------------

           o    the Company's senior leverage ratio as of the end of any
                four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:

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              Four-Quarter Period Ending:          Maximum Senior Leverage Ratio
              ------------------------------------------------------------------

              March 31, 2005
              June 30, 2005                                3.25 to 1.00
              September 30, 2005
              December 31, 2005
              ------------------------------------------------------------------

              March 31, 2006                               3.00 to 1.00
              June 30, 2006
              ------------------------------------------------------------------

              September 30, 2006                           2.75 to 1.00
              December 31, 2006
              ------------------------------------------------------------------

              March 31, 2007
              June 30, 2007
              September 30, 2007                           2.50 to 1.00
              December 31, 2007
              ------------------------------------------------------------------

              March 31, 2008 and each four-quarter         2.25 to 1.00
              period ending thereafter
              ------------------------------------------------------------------

              ; and

           o    the Company's fixed charge ratio as of the end of any
                four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:

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              Four-Quarter Period Ending:          Minimum Fixed Charge Ratio
              ------------------------------------------------------------------

              March 31, 2005
              June 30, 2005
              September 30, 2005
              December 31, 2005
              March 31, 2006
              June 30, 2006                               1.75 to 1.00
              September 30, 2006
              December 31, 2006
              March 31, 2007
              June 30, 2007
              September 30, 2007
              December 31, 2007
              ------------------------------------------------------------------

              March 31, 2008 each four-quarter            2.00 to 1.00
              period ending thereafter
              ------------------------------------------------------------------

         The occurrence of certain events or conditions described in the Credit
Agreement (subject to grace periods in certain cases) constitutes an event of default. If an event of default occurs, the Administrative Agent may, at the request or consent of the Lenders, among other things, declare the entire outstanding balance of all monetary obligations under the senior secured facilities to be immediately due and payable. The events of default include, among other things:

         o    the Company's failure to pay any principal, interest, obligations under letters of credit or other fees on the loans made under the
              Credit Agreement when due;

         o    the Company's failure to make payment on certain other material indebtedness or contingent liabilities when due or otherwise defaults with respect thereto;

         o    any material judgment or order entered against the Company;

         o    any material inaccuracy in the representations and warranties;

         o    the Company incurs certain specified liabilities under the
              Employee Retirement Income Security Act of 1974, as amended;

         o    any of the loan documents under the Credit Agreement cease to be in full force and effect;

         o    failure to observe certain covenants under the Credit Agreement
              (including, e.g., the financial covenants);

         o    the failure of the collateral documents to create a lien on the collateral;

         o    bankruptcy, insolvency or receivership proceedings with respect to the Company; and

         o    a change of control of the Company.

         The Credit Agreement requires that the Company make certain prepayments of the loans and other credit extensions made thereunder, including the occurrence of the following events (subject in each case to certain exceptions contained in the Credit Agreement):

         o    depending on the level of the Company's total leverage ratio at the end of each fiscal year, the Company is required to prepay an amount of the loans and other credit extensions equal to a certain percentage (not to exceed 50%) of the Company's excess cash flow at the end of such fiscal year.

         o    the Company is required to prepay an amount of the loans and other credit extensions equal to 50% of the net proceeds from certain equity issuances by the Company or any of its subsidiaries.

         o    the Company is required to prepay an amount of the loans and other credit extensions equal to 100% of the net proceeds from certain asset dispositions and certain property damage and losses.

         o    the Company is required to prepay an amount of the loans and other credit extensions equal to 100% of the net proceeds from certain debt issuances.

         In connection with entering into the Credit Agreement, the following domestic subsidiaries have agreed to guarantee the Company's obligations under the Credit Agreement pursuant to a Guaranty dated as of January 24, 2005 (the
"Guaranty"): Alltrista Newco Corporation; Alltrista Plastics Corporation; Jarden
Zinc Products, Inc.; Bicycle Holding, Inc.; Hearthmark, LLC; Jarden Acquisition
I, Inc.; Lehigh Consumer Products Corporation; Loew-Cornell, Inc.; Quoin, LLC;
The United States Playing Card Company; Tilia, Inc.; Tilia Direct, Inc.; Tilia
International, Inc.; USPC Holding, Inc.; American Household, Inc.; Australian
Coleman, Inc.; BRK Brands, Inc.; CC Outlet, Inc.; Coleman International
Holdings, LLC; Coleman Worldwide Corporation; First Alert, Inc.; First
Alert/Powermate, Inc.; Kansas Acquisition Corp.; Laser Acquisition Corp.; Nippon
Coleman, Inc.; SI II, Inc.; Sunbeam

Americas Holdings, Limited; Sunbeam Products, Inc.; and, The Coleman Company,
Inc. (collectively, the "Guarantors").

         Pursuant to the Pledge and Security Agreement, dated as of January 24,
2005 (the "Security Agreement"), entered into by the Company and the Guarantors, all obligations under the Senior Secured Facilities are secured by a security interest in substantially all of the personal property, whether owned on the date the Security Agreement was entered into or acquired in the future, of the
Company and the Guarantors, including the pledge by the Company and the
Guarantors generally of 100% of the voting capital stock and other equity interests in all of their respective domestic subsidiaries and 65% of the voting capital stock and other equity interests in all of their respective directly owned non-domestic subsidiaries (in each case, whether existing on the date the
Security Agreement was entered into or acquired thereafter).

         Copies of the Credit Agreement, the Security Agreement and the Guaranty
are attached to this report as Exhibits 10.1 through 10.3 and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Credit Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Credit Agreement, the Security Agreement and the Guaranty.

EMPLOYMENT AGREEMENTS

         Prior to the Company entering into that certain Securities Purchase
Agreement, dated as of September 19, 2004 (the "AHI Purchase Agreement"), with
AHI and the sellers party thereto, and the Purchase Agreement, dated as of
September 19, 2004 (the "Equity Purchase Agreement"), with Warburg Pincus
Private Equity VIII, L.P. ("Warburg Pincus"), the members of the Compensation
Committee considered potential future compensation for senior executives provided that the AHI Acquisition (see description under "Acquisition of
American Household, Inc." in Item 2.01 of this Current Report) closed and retained independent consultants to assist with this review; whereupon, based on the results of its review and conditioned on several factors including (i) full
Board approval, (ii) the closing of the AHI Acquisition, and (iii) the
Compensation Committee finalizing discussions on the proposals with its independent consultants, the Compensation Committee thereafter concluded that it would recommend that the Board adopt the compensation arrangements described below including the increase in salary and award of shares of restricted stock of the Company ("Restricted Stock") generally having vesting as follows: (i) 50%
vesting when the Company's stock price equals or exceeds 156.25% of the $32 stock price set for the Series B Preferred Stock (as defined below) conversion price ("Preferred Conversion Price"), and (ii) the remaining Restricted Stock vesting when the Company's stock price equals or exceeds 200% of the Preferred
Conversion Price. The Preferred Conversion Price was agreed by the Board at its
September 14, 2004 Board meeting to be a slight premium to the average closing price of the Company's stock during the prior 13 days of September.

Martin E. Franklin Employment Agreement
---------------------------------------

         On January 24, 2005, in conjunction with the closing of the AHI
Acquisition, the Company entered into a Second Amended and Restated Employment
Agreement ("Employment Agreement") with Martin E. Franklin, the Company's
Chairman and Chief Executive Officer. The Employment Agreement amends and restates the Amended and Restated Employment Agreement, dated October 1, 2003, by and between the Company and Mr. Franklin.

         Pursuant to the Employment Agreement, Mr. Franklin's term with the
Company was extended through December 31, 2008. Also pursuant to the Employment
Agreement, (a) Mr. Franklin's annual base salary was increased to $1,840,000, subject to an annual increase at least equal to the change in Consumer Price
Index, (b) Mr. Franklin will earn a bonus of 50% of his base salary in each year the Company achieves its budgeted earnings per share target as approved by the
Board of Directors or 100% of his base salary in each year the Company achieves
110% of the Company's earnings per share target, (c) Mr. Franklin is eligible to receive a performance-based discretionary bonus of up to 100% of his base salary, to be determined in the discretion of either the Board of Directors or its Compensation Committee but subject to the approval of the Board director designated by Warburg Pincus (see description under "Equity Investment
Financing" in Item 2.01 and Item 5.02) in the case of any award in respect of calendar years 2005 and 2006, and (d) Mr. Franklin will receive an additional grant of 915,000 shares of Restricted Stock on the terms outlined below.

         The restrictions on the award of Restricted Stock will lapse as follows: (i) 50% on the date that the stock price of the common stock of the
Company equals or exceeds $50.00 for ten (10) consecutive trading days (measured on a volume-weighted average price (VWAP) basis) prior to the third anniversary of the Restricted Stock grant, (ii) 100% on the date that the stock price of the common stock of the Company equals or exceeds $64.00 for ten (10) consecutive trading days (measured on a VWAP basis) prior to the fifth anniversary of the restricted stock grant or (iv) the date there is a Change of Control (as defined in the Employment Agreement) of the Company and either (a) the Company's stock price is higher than $32 per share at the time of the Change of Control or (b)
the Board of Directors approves, in its sole discretion, such vesting. If Mr.
Franklin is fired by the Company or leaves voluntarily, he will surrender all unvested shares of Restricted Stock. The number of shares granted and the target share price will be adjusted for changes in the common stock as outlined in the
Company's 2003 Stock Incentive Plan or as otherwise mutually agreed in writing between the parties. In the event that the Company does not have a stock incentive plan in place on or prior to December 31, 2005 with enough shares to issue to the senior executives, the Company shall grant to the executives such number of shares of Restricted Stock that are available under the Company's stock incentive plans, and in lieu of any shares of Restricted Stock not granted
(the "Remaining Stock"), executives shall receive a mutually acceptable compensation package having a value equivalent to the value of the shares of
Remaining Stock not issued to such executive as determined in good faith by the
Compensation Committee or Board of Directors. The terms of the Restricted Stock will be set forth in a restricted stock award agreement.

         A copy of the Employment Agreement is attached to this report as
Exhibit 10.4 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Employment Agreement.

Ian G.H. Ashken Employment Agreement
------------------------------------

         On January 24, 2005, in conjunction with the closing of the AHI
Acquisition, the Company entered into a Second Amended and Restated Employment
Agreement ("Employment Agreement") with Ian G.H. Ashken, the Company's Vice
Chairman, Chief Financial Officer and Secretary. The Employment Agreement amends and restates the Amended and Restated Employment Agreement, dated October 1,
2003, by and between the Company and Mr. Ashken.

         Pursuant to the Employment Agreement, Mr. Ashken's term with the
Company was extended through December 31, 2008. Also pursuant to the Employment
Agreement, (a) Mr. Ashken's annual base salary was increased to $850,000, subject to an annual increase at least equal to the change in Consumer Price
Index, (b) Mr. Ashken will earn a bonus of 50% of his base salary in each year the Company achieves its budgeted earnings per share target as approved by the
Board of Directors or 100% of his base salary in each year the Company achieves
110% of the Company's earnings per share target, (c) Mr. Ashken is eligible to receive a performance-based discretionary bonus of up to 100% of his base salary, to be determined in the discretion of either the Board of Directors or its Compensation Committee but subject to the approval of the Warburg Pincus designated director in the case of any award in respect of calendar years 2005 and 2006, and (d) Mr. Ashken will receive an additional grant of 380,000 shares of Restricted Stock of the Company upon the closing of the AHI Acquisition.

         The restrictions on the award of Restricted Stock will lapse in the same manner as the shares of Restricted Stock granted to Mr. Franklin (described above) and the number of shares granted and the target share price will also be adjusted in the same manner. The terms of the Restricted Stock will be set forth in a restricted stock award agreement.

         A copy of the Employment Agreement is attached to this report as
Exhibit 10.5 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Employment Agreement.

James E. Lillie Employment Agreement
------------------------------------

         On January 24, 2005, in conjunction with the closing of the AHI
Acquisition, the Company entered into an Amended and Restated Employment
Agreement ("Employment Agreement") with James E. Lillie, the Company's Chief
Operating Officer. The Employment Agreement amends the Employment Agreement, dated August 4, 2003, by and between the Company and Mr. Lillie.

         Pursuant to the Employment Agreement, (a) Mr. Lillie's annual base salary was increased to $600,000, subject to an annual increase at least equal to the change in Consumer Price Index, (b) Mr. Lillie will earn a bonus of 50%
of his base salary in each year the Company achieves its EBITDA and budgeted earnings per share target as approved by the Board of Directors or 100% of his base salary in each year the Company achieves 110% of the Company's EBITDA and earnings per share target, (c) Mr. Lillie is eligible to receive a performance-based discretionary bonus of up to 50% of his base salary, to be determined in the discretion of either the Board of Directors or its
Compensation Committee but subject to the approval of the Warburg Pincus designated director in the case of any award in respect of calendar years 2005 and 2006, and (d) Mr. Lillie will receive an additional grant of 145,000 shares of Restricted Stock of the Company upon the closing of the AHI Acquisition.

         The restrictions on the award of Restricted Stock will lapse in the same manner as the shares of Restricted Stock granted to Mr. Franklin (described above) and the number of shares granted and the target share price will also be adjusted in the same manner. The terms of the Restricted Stock will be set forth in a restricted stock award agreement.

         A copy of the Employment Agreement is attached to this report as
Exhibits 10.6 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Employment Agreement.

New Compensation Arrangements
-----------------------------

         In accordance with the terms of the Employment Agreement between the
Company and Desiree DeStefano, dated May 4, 2004, Ms. DeStefano was appointed
Executive Vice President of Finance of the Company effective January 24, 2005, the date of the closing of the AHI Acquisition. Also, effective January 1, 2005,
(a) Ms. DeStefano's base salary was increased to $325,000 and (b) the target thresholds for Ms. DeStefano's bonus was increased so that Ms. DeStefano will earn a bonus of 40% of her base salary in each year the Company achieves its budgeted earnings per share target as approved by the Board of Directors or 80%
of her base salary in each year the Company achieves earnings per share 10%
higher than budget. A copy of Ms. DeStefano's Employment Agreement was previously filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q
for the period ended March 31, 2004, filed with the Commission on May 7, 2004.

         In accordance with the terms of the Employment Agreement between the
Company and J. David Tolbert, dated January 1, 2002, Mr. Tolbert was appointed
Senior Vice President, Human Resources and Risk Management of the Company
effective January 24, 2005, the date of the closing of the AHI Acquisition.
Also, effective January 1, 2005, (a) Mr. Tolbert's base salary was increased to
$225,000 and (b) the target thresholds for Mr. Tolbert's bonus was increased so that Mr. Tolbert will earn a bonus of 35% of his base salary in each year the
Company achieves its budgeted earnings per share target as approved by the Board of Directors or 70% of his base salary in each year the Company achieves earnings per share 10% higher than budget. A copy of

                                       10

Mr. Tolbert's Employment Agreement was previously filed as Exhibit 10.36 to the
Company's Annual Report on Form 10-K/A, filed with the Commission on October 17,
2002.

SECTION 2         FINANCIAL INFORMATION

Item 2.01         Completion of Acquisition or Disposition of Assets
                  --------------------------------------------------

ACQUISITION OF AMERICAN HOUSEHOLD, INC.

         On January 24, 2005, the Company acquired American Household, Inc.
("AHI"), a leading global consumer products company that designs, manufactures, and markets, a diverse portfolio of consumer products. Through its subsidiaries,
AHI produces a diverse array of products including blenders, camping stoves, coffeemakers, coolers, irons, lanterns, scales, sleeping bags, smoke alarms, tents and toasters under the well-known brand names BRK(R), Campingaz(R),
Coleman(R), First Alert(R), Health o meter(R), Mr. Coffee(R), Oster(R), and
Sunbeam(R).

         Pursuant to the terms of a Securities Purchase Agreement (the "AHI
Purchase Agreement"), dated September 19, 2004, the Company acquired AHI for a total cost of approximately $875,000,000 including $745,000,000 of cash for the equity, less seller expenses of approximately $6,000,000, the repayment of approximately $106,000,000 of debt, and the payment of approximately $30,000,000 of transaction expenses and related severance costs.

         The Company initially entered into the AHI Purchase Agreement with AHI and Morgan Stanley Senior Funding, Inc., Wachovia Bank National Association,
Banc of America Strategic Solutions, Inc., Jerry W. Levin, 1st Trust & Co. FBO,
Jerry W. Levin, Rollover, 1st Trust & Co. FBO, Jerry W. Levin, IRA SEP and Abby
L. Levin Trust, which sellers held a majority of the outstanding common stock of
AHI. There is no material relationship, other than in respect of the AHI
Acquisition, between AHI and these sellers, on the one hand, and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, on the other hand. Between the signing of the AHI Purchase Agreement and the closing of the AHI Acquisition, any AHI stockholder who was not already a party to the Securities Purchase
Agreement was allowed to become a party thereto and to sell such person's shares of AHI common stock at the closing by executing a separate joinder agreement that will add such person as a party to the AHI Purchase Agreement.

         At the closing, the Sellers delivered to the Company, in exchange for the acquisition consideration therefor, securities representing 99.5% of the issued and outstanding shares of common stock of AHI. Following the closing of the AHI Acquisition, on January 24, 2005, the Company caused a wholly-owned subsidiary of the Company to be merged with and into AHI. Subject to applicable appraisal rights, any stockholders of AHI who had not previously sold their shares of common stock at the closing had their shares of AHI common stock cancelled in the merger and will receive the consideration that they would have been entitled to receive had they sold their shares of common stock at the closing of the AHI Acquisition.

                                       11

         The AHI Acquisition was financed at closing with the combination of (i)
the Cash Proceeds (as defined below) received upon the closing of the Equity
Investment Financing (as defined below) (see description under the heading
"Equity Investment Financing" of this Item 2.01), (ii) funds borrowed upon the closing of the Debt Financing (see descriptions under the heading "New Credit
Agreement" in Item 1.01 of this Current Report), and (iii) cash on hand.

         A copy of the AHI Purchase Agreement was filed as Exhibit 10.1 to the
Company's Current Report on Form 8-K, Date of Event - September 19, 2004, filed with the Commission on September 23, 2004 (the "September 2004 Form 8-K"), and
is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the AHI Acquisition is not intended to be complete and is qualified in its entirety by the complete text of the AHI
Purchase Agreement.

EQUITY INVESTMENT FINANCING

         On January 24, 2005, in connection with the AHI Acquisition, and in accordance with the terms of the Escrow Agreement, dated October 8, 2004 (the
"Escrow Agreement"), with National City Bank, as escrow agent, the Cash Proceeds
(as defined below) were released from escrow for use in consummating the AHI
Acquisition and the Securities (as defined below) were issued and released from escrow and delivered to Warburg Pincus and Catterton (as defined below).
Accordingly, on January 24, 2005, Warburg Pincus and Catterton purchased for a total purchase price of $350,000,000 (the "Cash Proceeds"):

              o   128,571 shares of a new class of preferred stock, Series B
                  Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Preferred Stock" or "Series B Preferred
                  Shares"), at a price of $1,000.00 per share;

              o   200,000 shares of a new class of preferred stock, Series C
                  Mandatory Convertible Participating Preferred Stock, par value
                  $.01 per share (the "Series C Preferred Stock" or "Series C
                  Preferred Shares" and, together with the Series B Preferred
                  Stock, the "Preferred Stock" or "Preferred Shares"), at a
                  price of $1,000.00 per share; and

              o   714,286 shares of the Company's common stock, par value $.01 per share (the "Common Stock" or "Common Shares" and, together with the Preferred Stock, the "Securities"), at a price of
                  $30.00 per share.

The purchase and sale of the Securities for the Cash Proceeds pursuant to the terms of the Equity Purchase Agreement and the Escrow Agreement is referred to herein as the "Equity Investment Financing".

         On October 8, 2004, the Company entered into an Assignment and Joinder
Agreement (the "Assignment Agreement") with Catterton Partners V, L.P., and several of its affiliates

                                       12

(collectively, "Catterton"), and Warburg Pincus and several of its affiliates.
Pursuant to the Assignment Agreement, Warburg Pincus assigned its right under the Equity Purchase Agreement to purchase an aggregate of 18,367 shares, 28,571 shares and 102,041 shares of Series B Shares, Series C Shares and Common Stock, respectively (the "Assigned Shares"), to Catterton (to be allocated among the
Catterton entities on the pro rata basis set forth therein) with Catterton to purchase these securities from the Company at the same price per share that
Warburg Pincus agreed to pay for such shares, and Catterton assumed the same obligations with respect to the Assigned Shares that it would have had if it were a party to the Equity Purchase Agreement.

         The Equity Purchase Agreement was filed as Exhibit 10.2 to the
September 2004 Form 8-K. The other material terms of the Equity Purchase
Agreement were also previously disclosed in the September 2004 Form 8-K under the heading "Equity Investment Financing" in Item 1.01 thereof and such description is incorporated by reference as though fully set forth herein.

         In connection with the consummation of the Equity Investment Financing, the Company has filed (i) a Certificate of Designations, Preferences and Rights
of Series B Convertible Participating Preferred Stock of Jarden Corporation and
a Certificate of Correction thereto (collectively, the "Series B Certificate of
Designations") and (ii) a Certificate of Designations, Preferences and Rights of
Series C Mandatory Convertible Participating Preferred Stock of Jarden
Corporation and a Certificate of Correction thereto (collectively, the "Series C
Certificate of Designations"). The Series B Certificate of Designations and
Series C Certificate of Designations are in substantially the same forms as the forms of such certificates of designations that were filed as Exhibits 10.3 and
10.4 to the September 2004 Form 8-K. The Series B Shares, Series C Shares,
Series B Certificate of Designations and Series C Certificate of Designations
were also previously disclosed under the heading "Equity Investment Financing"
in Item 1.01 of the September 2004 Form 8-K, and such descriptions are incorporated by reference as though fully set forth herein.

         Copies of the Series B Certificate of Designations, the Series C
Certificate of Designations are attached to this report as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Equity Investment Financing is not intended to be complete and is qualified in its entirety by the complete texts of the Equity Purchase Agreement, the Series B Certificate of Designations
and the Series C Certificate of Designations.

                                       13

Item 2.03         Creation of a Direct Financial Obligation or an Obligation
                  ----------------------------------------------------------
                  under an Off-Balance Sheet Arrangement of Registrant
                  ----------------------------------------------------

         The information provided under the headings "Amendments to Employment
Agreements" in Item 1.01 and "Equity Investment Financing" in Item 2.01 of this
Current Report is incorporated herein by reference.

SECTION 3         SECURITIES AND TRADING MARKETS

Item 3.02         Unregistered Sales of Equity Securities
                  ---------------------------------------

         As described in Item 2.01 of this Current Report on Form 8-K, on
January 24, 2005, the Company issued and released from escrow: (i) 128,571 shares of its Series B Preferred Stock; (ii) 200,000 shares of its Series C
Preferred Stock; and (iii) 714,286 shares of its Common Stock to Warburg Pincus and Catterton. See description under the heading "Equity Investment Financing"
in Item 2.01 of this Current Report, which is incorporated herein by reference.
The Cash Proceeds from the sale of the Securities were used to finance the AHI
Acquisition. See description under the heading "Acquisition of American
Household, Inc." in Item 2.01 of this Current Report, which is incorporated herein by reference. The Securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended
(the "Securities Act") and/or Regulation D promulgated under the Securities Act.
Each purchaser of the Securities represented to the Company that such entity is an accredited investor as defined in Rule 501(a) of the Securities Act and that the Securities were acquired for investment.

Item 3.03         Material Modifications to Rights of Security Holders
                  ----------------------------------------------------

         The rights of the holders of Common Stock have been limited by the issuances of Series B Preferred Stock and the Series C Preferred Stock in
connection with the Equity Investment Financing. Each of the Series B Preferred
Stock and Series C Preferred Stock, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Company, ranks senior and prior to the Common Stock. If the
Company, among other things, fails to pay dividends to the holders Series B shares or Series C shares in accordance with the Series B Certificate of
Designations or Series C Certificate of Designations, respectively, then the
Company will not be permitted to make any dividend payments or other distributions to holders of junior securities, including the Common Stock.

                                       14

SECTION 5         CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02         Departure of Directors or Principal Officers; Election of
                  ---------------------------------------------------------
                  Directors; Appointment of Principal Officers
                  --------------------------------------------

         In connection with the Equity Purchase Agreement, effective as of
January 24, 2005, the Company's Board of Directors has appointed Charles R. Kaye as a member of the Company's Board of Directors, and agreed to cause its
Nominating and Policies Committee to recommend that the Board nominate Mr. Kaye as a director for election by the Company's stockholders at each annual meeting of stockholder's of the Company at which his term expires, for so long as
Warburg Pincus owns at least one-third of the Series B Shares initially purchased (on an as converted basis). See description under the heading "Equity
Investment Financing" in Item 2.01 of this Current Report. Mr. Kaye will serve as a Class II Director along with Ian G.H. Ashken and Richard L. Molen. The
Class II Directors' current term expires at the 2007 annual meeting of stockholders of the Company. There are no relationships between Mr. Kaye and the
Company other than those stemming from the Equity Purchase Agreement and the transactions contemplated thereby.

         Charles R. Kaye is Co-President of Warburg Pincus LLC, which he joined in 1986. He is jointly responsible for the management of the firm, including the formulation of strategy, oversight of investment policy and decisions, leadership of the firm's executive management group and the coordination of limited partner communications.

         Mr. Kaye spent his early years at the firm working in a variety of industry sector groups, including consumer, retail, industrial, and technology.
In 1994, he moved to Hong Kong to launch and establish Warburg Pincus'
operations in Asia, where the firm today is recognized as one of the leading private equity investors in the region. Upon his return to New York in 1999, Mr.
Kaye led the firm's healthcare and life sciences group.

         Mr. Kaye, who graduated with honors in economics from the University of
Texas, is a member of the Trilateral Commission and the Council on Foreign
Relations and is a director of The Asia Society, The US India Business Council,
The United Nations Association and Jarden Corporation.

                                       15

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in
                  ------------------------------------------------------------
                  Fiscal Year
                  -----------

         In connection with the consummation of the Equity Investment Financing, the Company has filed the Series B Certificate of Designations and the Series C
Certificate of Designations (see description under the heading "Equity
Investment Financing" in Item 2.01 of this Current Report).

SECTION 8         OTHER EVENTS

Item 8.01         Other Events
                  ------------

         Jarden Corporation will be hosting a web cast on February 1, 2005 at
11:00 a.m. (EST) to discuss the AHI Acquisition, the Sunbeam and Coleman businesses, financial and other information concerning Jarden and the strategy for our businesses going forward. Investors may access the web cast at
http://www.jarden.com, and it will be archived until February 28, 2005. A copy of the press release announcing the web cast is attached to this report as
Exhibit 99.1.

SECTION 9         FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.        Financial Statements and Exhibits
                  ---------------------------------

                  (a) Financial Statements of the Business Acquired.

         The audited consolidated balance sheets of AHI as of December 31, 2003 and December 31, 2004, and the audited consolidated statements of income and cash flows for the three years ended December 31, 2004, will be filed as an amendment to this report within 71 days of the filing hereof as permitted by
Item 9 of Form 8-K.

                  (b) Pro Forma Financial Information.

         Unaudited pro forma condensed consolidated statement of operations for the years ended December 31, 2003 and December 31, 2004 of the Company that gives effect to the AHI Acquisition as if it had occurred on January 1, 2003 will be filed as an amendment to this report within 71 days of the filing hereof as permitted by Item 9 of Form 8-K.

                  (c) Exhibits.

         The following Exhibits are filed herewith as part of this report:

Exhibit       Description
-------       -----------

3.1           Certificate of Designations, Preferences and Rights of Series B
              Convertible Participating Preferred Stock of Jarden Corporation
              and the Certificate of Correction thereto.

                                       16

Exhibit       Description
-------       -----------

3.2           Certificate of Designations, Preferences and Rights of Series C
              Mandatory Convertible Participating Preferred Stock of Jarden
              Corporation and the Certificate of Correction thereto.

10.1          Credit Agreement, dated as of January 24, 2005, among Jarden
              Corporation, as the borrower, Canadian Imperial Bank of Commerce, as administrative agent, Citicorp USA, Inc., as syndication agent, and Bank of America, N.A., National City Bank of Indiana and
              SunTrust Bank, as co-documentation agents, and Citigroup Global
              Markets Inc. and CIBC World Markets Corp., as joint-lead arrangers and joint book-running managers, and the lenders and letters of credit issuers parties thereto.

10.2          Pledge and Security Agreement, dated as of January 24, 2005, by and among Jarden Corporation and the several subsidiary grantors signatories thereto.

10.3          Guaranty, dated as of January 24, 2005, of the several subsidiary guarantors signatories thereto.

10.4          Second Amended and Restated Employment Agreement, dated as of
              January 24, 2005, between the Company and Martin E. Franklin.

10.5          Second Amended and Restated Employment Agreement, dated as of
              January 24, 2005, between the Company and Ian G.H. Ashken.

10.6          Amended and Restated Employment Agreement, dated as of January 24,
              2005, between the Company and James E. Lillie.

10.7          Securities Purchase Agreement, dated as of September 19, 2004, by and among American Household, Inc., Jarden Corporation, Morgan
              Stanley Senior Funding, Inc., Wachovia Bank National Association,
              Banc of America Strategic Solutions, Inc., Jerry W. Levin, 1st
              Trust & Co. FBO, Jerry W. Levin, Rollover, 1st Trust & Co. FBO,
              Jerry W. Levin, IRA SEP and Abby L. Levin Trust (filed as Exhibit
              10.1 to the Company's Current Report on Form 8-K, filed with the
              Commission on September 23, 2004, and incorporated herein by reference).

10.8          Purchase Agreement, dated as of September 19, 2004, between
              Jarden Corporation and Warburg Pincus Private Equity VIII,
              L.P. (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K, filed with the Commission on September 23,
              2004, and incorporated herein by reference).

99.1          Press release, dated January 24, 2005, of Jarden Corporation.

                                       17

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2005

                                     JARDEN CORPORATION

                                 By: /s/ Desiree DeStefano
                                     -----------------------------------
                                     Name: Desiree DeStefano
                                     Title: Executive Vice President of Finance

                                       18